PUT AGREEMENT

THIS PUT AGREEMENT is made this   9th    day of March, 2006, by and between
                                --------
Private Trading Systems, Inc., a Nevada corporation ("Company") and Terence P. Ramsden ("Purchaser").

1. GRANT OF PUT. Subject to Section 5 hereof, the Purchaser hereby irrevocably grants and issues to the Company the right and option to sell to the Purchaser at any time within a 60-day period following the date that the Company's Registration Statement on Form 10 automatically becomes or is declared effective by the U.S. Securities and Exchange Commission (hereinafter referred to as the "Put") all or any portion of the shares of Birchington Investments, Ltd. owned or held by the Company ("Shares") at a purchase price of $0.70 per Share, subject to adjustment as provided in Section 4 hereof.

2. EXERCISE OF PUT. Subject to the provisions of Sections 2 and 3 hereof, the Company may exercise the Put and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, all or any portion of the Shares. The Company's right to exercise the Put shall commence upon the date that the Company's Registration Statement on Form 10 automatically becomes or is declared effective by the U.S. Securities and Exchange Commission. The Company shall have 60 days ("Exercise Period") from commencement of the Exercise Period in which to exercise the Put by notice to the Purchaser specifying the number of Shares as to which the Put is exercised. The Purchaser shall be required to repurchase the Shares as to which the Put is exercised within 20 days after notice from the Company of its exercise of the Put.

3.     PAYMENT AND DELIVERY OF SHARES.

(a) Subject to Section 3(b) below, the Purchaser shall, as provided below, within 20 days of the notice from the Company of its exercise of the Put, pay to the Company in cash or by certified, cashier's or other check acceptable to the Company, $0.70 for each Share put by the Company and purchased by the Purchaser in exchange for the delivery to the Purchaser of a stock certificate or certificates representing the total number of Shares being put and purchased.

(b) The Purchaser agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible compliance with any applicable laws governing the transactions contemplated by this Agreement. In that event, the Purchaser agrees to support and cooperate with the Company and to take such actions from time to time as the Company may reasonably propose including, but not limited to, the sale of designated assets of the Purchaser in order to facilitate the purchase of the Shares provided that such actions do not impair the rights of the Purchaser's creditors to any significant extent.

4. ADJUSTMENT OF PURCHASE PRICE. In the event of any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the Shares, then the number of Shares and the purchase price per Share set forth in Sections 1 and 3 hereof shall be proportionately adjusted to take into account each of any such events, so that upon the exercise of the Put provided for herein, the Company shall be entitled to put such number of Shares and to receive such purchase price per Share, upon exercise of the Put, as it would have been entitled to do or receive


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after the happening of any such event had the Put been exercised immediately prior to the happening of any such event.

5.     MISCELLANEOUS.

(a) This Put Agreement may not be amended, terminated or otherwise modified unless evidenced in writing and signed by the Company and Purchaser. This Put Agreement constitutes the entire understanding between the Company and Purchaser concerning all matters relating to this Agreement and is binding upon and shall inure to the benefit of all of the parties hereto and their respective heirs, legal representatives, successors and assigns.

(b) All notices under this Put Agreement shall be given in writing, by registered or certified mail, postage prepaid, addressed to the parties at their respective addresses set forth opposite their names below or at such other address as may be designated in writing by the parties to one another. Any notice addressed or mailed as specified herein shall be deemed to have been given three days after such notice has been deposited in the United States mails.

(c) This Agreement shall be governed and construed in accordance with the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
Address:

/s/ Terence P. Ramsden
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Terence P. Ramsden


Private Trading Systems, Inc.
/s/ C. Austin Burrell
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C. Austin Burrell, CEO